WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

                                                                    JURISDICTION
                                                                 OF INCORPORATION OR
                                                                    ORGANIZATION
SUBSIDIARY                                                   COUNTRY             STATE

Wendy's Old Fashioned Hamburgers of New York, Inc.             U.S.               Ohio
Wendy's Capital Corporation                                    U.S.             Virginia
Wendy Restaurant, Inc.                                         U.S.             Delaware
Wendy's of Denver, Inc.                                        U.S.             Colorado
The New Bakery Co. of Ohio, Inc.                               U.S.               Ohio
Delavest, Inc.                                                 U.S.             Delaware
Wentexas, Inc.                                                 U.S.               Texas
Restaurant Finance Corporation                                 U.S.               Ohio
Wendy's Restaurants of Canada Inc.                            Canada
Wendy's of N.E. Florida, Inc.                                  U.S.             Florida
Wendy's Old Fashioned Hamburger Restaurants Pty. Ltd.       Australia
Wendy's Restaurants (NZ) Limited                           New Zealand
Wendcreek Venture                                              U.S.             Florida
M & W (U.K.) Limited                                      United Kingdom
WendServe (Korea), Inc.                                        U.S.             Delaware
Wendy's Restaurants (Ireland) Limited                        Ireland
WendServe, Inc.                                                U.S.             Delaware
Wenark, Inc.                                                   U.S.             Florida
Wendy's Limited                                           United Kingdom
Wentim, LTD                                                   Canada
Delcan, Inc.                                                   U.S.             Delaware
Delcan Finance No. 1, Inc.                                    Canada
Delcan Finance No. 2, Inc.                                    Canada
Delcan Finance No. 3, Inc.                                    Canada
Delcan Finance No. 4, Inc.                                    Canada
Alberta (Delaware) Inc.                                        U.S.             Delaware
Tim Donut U.S. Limited, Inc.                                   U.S.             Florida
T.H.D. Donut (Delaware), Inc.                                  U.S.             Delaware
The TDL Group Ltd.                                            Canada
Barhav Developments Limited                                   Canada
TIMWEN Partnership                                            Canada
Markdel, Inc.                                                  U.S.             Delaware
Findel Corp.                                                   U.S.             Delaware
Domark Investments, Inc.                                       U.S.             Delaware
Wendy's Financing I                                            U.S.             Delaware
THD Nevada, Inc.                                               U.S.              Nevada
The THD Group                                                  U.S.               Ohio
The TDL Group                                                 Canada
The TDL Group No. 2                                           Canada
The TDL Group Co.                                             Canada
THD RE No. 1 Co.                                              Canada
TH N.S. Finance No. 1 Co.                                     Canada
3020376 Nova Scotia Company                                   Canada
TH N.S. Finance No. 2 Co.                                     Canada
BDJ 71112, LLC                                                 U.S.               Ohio
Wendy's Old Fashioned Hamburgers of Guam, L.L.C                Guam
Wendy's de Argentina S.R.L                                  Argentina
Wen-co S.A                                                  Argentina
Ranew Development Ltd.                                       Bahamas